AMENDMENT NO. 11 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement made and entered into the 26th day of March 2002, by and among MFS Variable Insurance Trust, Principal Life Insurance Company, and Massachusetts Financial Services Company, as amended (the “Agreement”), the parties hereby agree as follows:

     1. Principal National Life Insurance Company agrees to be joined as a party to the Agreement and to be bound by the terms thereof as of the date of this Amendment.

     2. All references in the Agreement to the “Company” shall mean Principal National Life Insurance Company and/or Principal Life Insurance Company, as applicable.

     3. Schedule A to the Agreement shall be deleted in its entirety and replaced with the amended and restated Schedule A attached hereto.

4.	The following shall be added to the Agreement as Section 3.7:

“3.7. Summary Prospectuses. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498 under the Securities Act of 1933 (“Rule 498”).

(a)	The Trust represents and warrants that the Summary Prospectuses and the Web site hosting of such Summary Prospectuses and such other Trust/Portfolio documents required under Rule 498(e)(1) will comply in all material respects with the requirements of Rule 498(b), (e)(1), (e)(2), (e)(3) and (f)(4) applicable to the Trust and its Portfolios. The Trust further represents and warrants that it has reasonable procedures in place to ensure that documents required under Rule 498(e)(1) are available in the manner required by paragraphs (e)(1), (e)(2) and (e)(3) of Rule 498.
(b)	The Trust and MFS represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust/Portfolio documents made directly to the Trust, MFS or one of their affiliates at the phone number specified on the Summary Prospectus or the email address provided on the Web site where the required documents are located.
(c)	The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional fund documents made directly to the Company or one of its affiliates.
(d)	The Company will be responsible for ensuring compliance with the conditions set out in Rule 498 (c) and (d) (other than conditions (3) and (4)) of either such paragraph and with Rule 498(f)(2).
(e)	At the Company’s request, MFS and the Trust will provide URLs to the Company for use with Company’s electronic delivery of Portfolio documents or on the Company’s website. The Company will be solely responsible for the maintenance of such Web links.
(f)	The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the
Summary	Prospectus will be at the discretion of the Company. The
Company	agrees that it will give MFS and the Trust sufficient notice of

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its intended use of the Summary Prospectuses or the Statutory Prospectus.
(g)	The Trust shall provide the Company with at least 60 days advance written notice of its intent to cease using the Summary Prospectus delivery option.”

     5. Article XII shall be amended by deleting the contact information for the Company and replacing it with the following:

“If to the Company:

Principal Life Insurance Company

711 High Street

Des Moines, IA 50392-0300 Facsimile No.: (866) 496-6527

Attn: Charles Schneider, Counsel (or Variable Life Attorney)

Principal National Life Insurance Company

711 High Street

Des Moines, IA 50392-0300 Facsimile No.: (866) 496-6527

Attn: Charles Schneider, Counsel (or Variable Life Attorney)”

     The Amendment shall take effect as of November 1, 2011. Except as expressly amended hereby, the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

PRINCIPAL LIFE INSURANCE COMPANY

By its authorized officer

/s/ Sara Wiener
____________________________________
Name: Sara Wiener
Title: Director Life Product Management

MFS VARIABLE INSURANCE TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

/s/ Susan S. Newton
____________________________________
Susan S. Newton
Assistant Secretary

PRINCIPAL NATIONAL LIFE INSURANCE
COMPANY
By its authorized officer

/s/ Sara Wiener
____________________________________
Name: Sara Wiener
Title: Director Life Product Development

MASSACHUSETTS FINANCIAL SERVICES
COMPANY
By its authorized officer,

/s/ Robert J. Manning
____________________________________
Robert J. Manning
Chief Executive Officer

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

PORTFOLIOS:

MFS Core Equity Series—Service Class MFS Global Equity Series—Service Class MFS Growth Series—Service Class MFS High Income Series—Service Class

MFS Investors Growth Stock Series—Service Class MFS Trust Series—Service Class MFS Mid Cap Growth Series—Service Class MFS New Discovery Series—Service Class MFS Research Bond Series—Service Class MFS Research International Series—Service Class MFS Research Series—Service Class MFS Strategic Income Series—Service Class MFS Total Return Series—Service Class MFS Utilities Series—Service Class MFS Value Series—Service Class

Other Portfolios or series of shares of the Trust as may become available and open to new investors on or after the effective date of this Agreement shall also be deemed subject to the Participation Agreement.

ACCOUNTS AND POLICIES:

Account:	Policies:
Principal Life Insurance Company	•	Principal Benefit Variable Universal Life
Variable Life Separate Account	•	Principal Benefit Variable Universal Life II
	•	Principal Executive Variable Universal Life
	•	Principal Executive Variable Universal Life II
	•	Principal Flexible Variable Life
	•	Principal Survivorship Flexible Premium Variable
Universal Life
	•	Principal Variable Universal Life Accumulator
	•	Principal Variable Universal Life Accumulator II
	•	Principal Variable Universal Life Income
	•	Principal Variable Universal Life Income II
	•	PrinFlex Life

	•	Other Policies of the Account as may become
available on or after the effective date of this
Agreement.
Principal Life Insurance Company	•	Principal Investment Plus Variable Annuity
Separate Account B
	•	Other Policies of the Account as may become
available on or after the effective date of this
Agreement.

Principal National Life Insurance Company	•	Principal Variable Universal Life Income III

	•	Other Policies of the Account as may become
available on or after the effective date of this
Agreement.